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                                                                 Exhibit 23-A


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 25, 1996, which appears on page 22 of the 1995 Annual Report to Shareholders of Dana Corporation, which is incorporated by reference in Dana Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 17 of such Annual Report on Form 10-K.





PRICE WATERHOUSE LLP


Toledo, Ohio
December 19, 1996


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